                                                                   Exhibit 10.04


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of January 24, 1998, by and between U.S. Leasing, Inc., a Delaware corporation (the "Company"), and Steven E. Hirsch (the "Consultant").

         WHEREAS, the Company desires that the Consultant provide certain consulting services to the Company consistent with the duties and responsibilities that would be assigned to an Executive Vice President -- Structured Finance, on the terms and conditions contained in this Agreement, and the Consultant wishes to provide such consulting services on the terms and conditions contained in this Agreement; and

         WHEREAS, the Company and the Consultant have agreed that, upon the terms and conditions contained in this Agreement, the Consultant will not compete with the Company during the term of this Agreement and for a period of two (2) years after the end of the Consulting Term (as defined below), subject to reduction in certain circumstances;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Consultant, each intending to be legally bound hereby, agree as follows:

         1. RETENTION OF CONSULTANT. Subject to the terms and conditions of this Agreement, the Company hereby retains the Consultant to perform consulting services in accordance with Section 4 hereof, and the Consultant hereby agrees to render such services.

         2. TERM. Unless otherwise terminated in accordance with Section 14 hereof, the Consultant shall perform the duties and services specified herein for a period commencing on the date hereof (the "Effective Date") and ending on the earlier of (i) April 1, 2000 or (ii) the commencement date of Consultant's employment with the Company pursuant to an employment agreement substantially in the form attached hereto as Exhibit A (the "Employment Agreement"). The period during which the Consultant is obligated to perform such duties and services, as the same may be reduced by termination pursuant to Section 14 hereof, is referred to herein as the "Consulting Term."

         3. EMPLOYMENT AGREEMENT. It is understood by the Consultant that the Company is preparing to undertake an initial public offering of its common stock (the "IPO"). If the IPO is consummated, then effective upon such consummation the Company and Consultant shall enter into the Employment Agreement and this Consulting Agreement shall immediately thereupon terminate in accordance with
Section 2 hereof.

         4. CONSULTING SERVICES. During the Consulting Term, the Consultant shall perform such consulting services consistent with the duties and responsibilities that would be assigned to an

Executive Vice President -- Structured Finance with respect to the business and operations of the Company, and such other services as may be requested of him from time to time by the Chief Executive Officer or Chief Operating Officer of the Company. All of the consulting services rendered by the Consultant to the Company in accordance with the terms of this Agreement are referred to herein as "Services."

         5. COMPENSATION. (a) As consideration for the Consultant's provision of Services hereunder, the Company shall pay the Consultant a fee (the""Fee") of $20,833.33 each month. The Fee shall be paid in installments consistent with the Company's normal payroll schedule, commencing on either the first or fifteenth day of the month, as the case may be, following the earlier of the dates referred to in the immediately preceding sentence.

            (b) The Company agrees to reimburse the Consultant for all reasonable business expenses incurred by the Consultant in rendering Services hereunder (including, without limitation, reasonable travel and entertainment expenses), subject to the Company's reimbursement policies in effect from time to time. The Consultant agrees to maintain records of his business expenses in such form and detail as the Company may reasonably request and to make such records available to the Company as and when requested.

            (c) To the extent that, and for a duration not to exceed the period in which, the Company does not provide welfare benefit plans of a general type similar to those maintained by the Consultant's immediately prior employer in which the Consultant is entitled to participate on a post-termination basis under COBRA, the Company shall reimburse the Consultant for the Consultant's COBRA contribution payment costs in connection with the Consultant's post-termination participation in such prior employer's welfare benefit plans.

         6. AGREEMENT NOT TO COMPETE.

            6.1 As used in this Agreement, "Competing Business" shall mean any business or enterprise which is engaged in (a) the equipment leasing business, or (b) any business, business segment or product line engaged in by the Company on the date of termination of the Consulting Term (clauses (a) and (b) collectively referred to herein as the "Company's Business").

            6.2 The Consultant agrees that, during the Consulting Term and for two years thereafter (but subject to the provisos contained in this Section 6.2 below and subject to Section 14(c)(i) hereof), he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service of or on behalf of others as a shareholder, director, officer, trustee, consultant, independent contractor or employee, engage in, or be employed by, or provide services to, any Competing Business within the State of Florida or in any other state in which the Company or any subsidiary or affiliate thereof is engaged in business or in which of any of their respective products or services are marketed or sold at the time of such termination. Notwithstanding the foregoing:

                (a) employment with an investment banking or financial advisory firm or boutique (or the investment banking or financial advisory division of a commercial bank) in a position analogous to, or providing services analogous to, the position in which the Consultant was employed with, or those services provided by the Consultant at, Morgan Stanley & Co. Incorporated prior to the commencement of the Consulting Term shall not violate the covenant contained in this Section 6.2, so long as the Consultant does not advise or provide other services in respect of the consolidation of leasing companies; and

                (b) so long as the Consultant has not violated any covenant contained in Article 7, 8 or 9 hereof, the duration of the covenant contained in this Section 6.2 shall be nine months; provided, however, that in the event of any violation of any covenant contained in Article 7, 8 or 9 hereof prior to the expiration of such covenants in accordance with their terms, the nine-month duration provided for in this Section 6.2(b) shall be null and void and of no further force and effect, and the two year duration shall again apply; and

                (c) the foregoing covenants shall not be deemed to prohibit the Consultant from acquiring as an investment not more than five percent of the capital stock of a Competing Business whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.;

                (d) if an Employment Agreement is entered into, then the duration of the restriction contained in this Section 6.2 following the end of the Consulting Term shall be solely in accordance with the terms of Section 6.2 of such Employment Agreement; and

                (e) if the Consulting Term is terminated by the Company and not by the Consultant, then the covenants contained in this Section 6.2 shall be null and void and of no further force and effect.

         7. AGREEMENT NOT TO SOLICIT OR SELL TO CUSTOMERS. The Consultant agrees that, during the Consulting Term and for two years thereafter (but subject to the provisos contained in this Section 7 below and subject to Section 14(c)(i) hereof), he will not, without the prior written consent of the Company, either directly or indirectly, call on, solicit, take away, accept as a client, customer or prospective client, customer or attempt to call on, solicit, take away or accept as a client, customer or prospective client or customer, any person that was a client, customer or prospective client or customer of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing:

                (a) employment and activities of the type permitted by clause
(a) of Section 6.2 shall not violate the covenant contained in this Section 7, so long as the Consultant does not advise or provide other services in direct support of the consolidation of leasing companies; and

                (b) if an Employment Agreement is entered into, then the duration of the restriction contained in this Section 7 following the end of the Consulting Term shall be solely in accordance with the terms of Section 7 of such Employment Agreement.

         8. AGREEMENT NOT TO SOLICIT OR HIRE EMPLOYEES. The Consultant agrees that, during the Consulting Term and for two years thereafter (but subject to the provisos contained in this Section 7 below and subject to Section 14(c)(i) hereof), he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire, attempt to solicit, divert or hire or induce or attempt to induce to discontinue employment with the Company or any subsidiary or affiliate thereof, any person employed by the Company or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Company or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will. Notwithstanding the foregoing, if an Employment Agreement is entered into, then the duration of the restriction contained in this Section 8 following the end of the Consulting Term shall be solely in accordance with the terms of Section 8 of such Employment Agreement.

         9. OWNERSHIP AND NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
INFORMATION.

            9.1 As used in this Agreement, "Confidential Information" shall mean all customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Consultant, or obtained, assembled or compiled by the Consultant or under his supervision during the course of his rendering Services to the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent that the Consultant can show that the same (a) is or becomes publicly known through no fault or breach of this Agreement by the Consultant, or (b) was known by the Consultant without restriction of confidentiality prior to the commencement of the Consulting Term.

            9.2 The Consultant acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon the end of the Consulting Term, as a prior condition to the Consultant's receipt of any final Fee payments hereunder, the Consultant shall deliver to the Company all property belonging to the Company or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession, but any forfeiture of such payments shall not be considered a satisfaction or a release of or liquidated damages for any claim(s) for damages against the Consultant which may accrue to the Company, as a result of any breach of this Section 9 by the Consultant.

            9.3 The Consultant agrees that he will not, either during the Consulting Term or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information (a) other than in the proper performance of the Consultant's duties hereunder, or (b) unless required to do so by order of a court of law or at equity, by order of a governmental authority or agency or pursuant to a subpoena, after reasonable notice to the Company and an opportunity for the Company to contest, in each case to the fullest extent practicable.

         10. INVENTIONS. The Consultant hereby assigns and agrees to assign to the Company or its nominee all his interests in (a) all works of authorship reduced to a tangible medium of expression and (b) all patentable inventions, improvements, and valuable discoveries that, in either case, are conceived or made by the Consultant, solely or jointly with another, during the Consulting Term and that are directly related to the business or activities of the Company and that the Consultant conceives in the course of his engagement by the Company, regardless of whether or not such works of authorship, inventions or improvements qualify as "works for hire." Whenever requested to do so by the Company, the Consultant shall execute at the expense of the Company any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         11. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 6, 7, 8, 9 or 10 shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

         12. ENFORCEABILITY. Any provision of Sections 6, 7, 8, 9 or 10 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement by the Consultant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         14. TERMINATION; COMPENSATION; STOCK REPURCHASE.

             (a) Either party shall have the right to terminate the Consulting Term at any time.

             (b) If the Consulting Term is terminated by the Company pursuant to
Section 14(a) prior to the time at which it would otherwise have expired under
Section 2 hereof, then the Company shall continue to pay the Consultant the Fee for the remaining portion of the Consulting Term.

             (c) If the Consulting Term is terminated by the Consultant pursuant to Section 14(a) prior to the time at which it would otherwise have expired under Section 2 hereof, then:

                 (i) if such termination occurs on or after July 1, 1998 and if the IPO shall not have been consummated prior to such termination, the provisions of Sections 6, 7 and 8 of this Agreement shall not survive any such termination;

                 (ii) the Consultant shall be entitled to receive a terminal Fee payment in an amount equal to the then outstanding principal balance of and accrued interest on the full-recourse promissory note of even date herewith made by the Consultant in favor of the Company in connection with the Subscription Agreement between the Company and the Consultant of even date herewith (the "Subscription Agreement"), which Fee payment shall not be paid to the Consultant but instead shall be accrued by the Company and set off on the date of such termination of the Consulting Term against the then-outstanding obligations of the Consultant under such full-recourse promissory note, such set-off to be effected first against accrued interest and thereafter against the then principal balance of such promissory note; and

                 (iii) the Consultant (or, if the Consultant is not then living, his executors and administrators) shall immediately thereupon and for 20 days thereafter have the right, but not the obligation, to require the Company to repurchase from the Consultant all of the shares of the Company's Common Stock theretofore sold to the Consultant pursuant to the Subscription Agreement, at a purchase price equal to the greater of $3.00 per share or the then-current fair market value per share as determined in good faith by the Company's Board of Directors. If the Consultant exercises his right to require the Company to repurchase such shares in accordance with this Section 14(c)(iii), then the Company shall repurchase such shares at the price as aforesaid, such repurchase to be consummated within five days after notice from the Consultant of his exercise of such right.

         15. PRIOR AGREEMENTS. The Consultant represents to the Company that:
(a) other than those set forth in this Agreement, there are no agreements, arrangements or understandings, written or oral, with the Company with respect to his retention as a consultant, his employment, payment of compensation or entitlement to benefits for himself, or his heirs or beneficiaries of any kind;
(b) there are no restrictions, agreements or understandings whatsoever to which the Consultant is a party or by which he is bound which would prevent or make unlawful his execution of this Agreement or his retention as a consultant hereunder; (c) his execution of this Agreement and his retention as a consultant hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound; and (d) he is free and able to execute this Agreement and to enter into the consulting arrangement hereunder on the terms and subject to the conditions hereof.

         16. GENERAL PROVISIONS.

             16.1 Indulgences, Etc. Any failure or delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence.

             16.2 Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given, made and received only when delivered (personally, by facsimile transmission or by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                  (i)      If to the Consultant:

                           Steven E. Hirsch
                           554 Alda Road
                           Mamaroneck, NY  10543

                  (ii)     If to the Company:

                           U.S. Leasing, Inc.
                           1111 Kane Concourse, Suite 301
                           Bay Harbor Island, FL 33154
                           Attention:  Robert J. New

                           with a copy given in the manner prescribed above to:

                           Morgan, Lewis & Bockius LLP
                           One Oxford Centre, Thirty-Second Floor
                           Pittsburgh, PA 15219
                           Attention: David A. Gerson

Any party may alter the address to which communications or copies are to be sent by giving notice of any change of address to the other party in conformity with the provisions of this paragraph for the giving of notice.

             16.3 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon the Consultant, his heirs and legal representatives. The Company may assign this Agreement at any time to any affiliate, provided that such assignee assumes all of the obligations of the Company hereunder; the Consultant may not assign this Agreement.

             16.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

             16.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

             16.6 Entire Agreement. This Agreement (including the Exhibit attached hereto) contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

             16.7 Remedies. The rights conferred upon the Company pursuant to
Section 13 hereof shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

             16.8 Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

             16.9 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida, excluding the choice of law rules thereof. The Company and the Consultant each hereby irrevocably submit to the jurisdiction of the state or federal courts located in Dade County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

             16.10 Survival. The provisions of Sections 6, 7, 9, 10, 11, 12, 13 and 16 hereof shall survive the termination of this Agreement to the extent necessary to effectuate the respective purposes of such provisions.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                U.S. LEASING, INC.


                                By: /s/ ROBERT NEW
                                   ---------------------------------------------
                                Name: Robert New
                                Title: Chairman and CEO


                                CONSULTANT

                                /s/ STEVEN E. HIRSCH
                                ------------------------------------------------
                                Steven E. Hirsch

Exhibit A: Form of Employment Agreement

                                    EXHIBIT A
                          FORM OF EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of ____________, 1998 (the "Effective Date"), by and between U.S. LEASING, INC., a Delaware corporation (the "Company"), and STEVEN E. HIRSCH (the "Employee").

                                 R E C I T A L S

         The Company desires to obtain the services of the Employee in the employment of the Company on the terms and subject to the conditions set forth in this Agreement, and the Employee desires to make his services available to the Company on the terms and subject to the conditions set forth in this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, agreements and mutual covenants set forth herein, the parties hereto, intending to be bound legally, hereby agree as follows:

         1. DEFINITIONS. The following terms when used herein, unless the context otherwise requires, shall be defined as follows:

                  1.1 "Cause" shall have the meaning set forth in Section 5.1 hereof.

                  1.2 "Company" shall mean U.S. Leasing, Inc., a Delaware corporation.

                  1.3 "Competing Business" shall have the meaning set forth in Section 6.1 hereof.

                  1.4 "Confidential Information" shall have the meaning set forth in Section 9.1 hereof.

                  1.5 "Term of Employment" shall have the meaning set forth in Section 3 hereof.

         2.       EMPLOYMENT.

                  2.1 General. The Company hereby agrees to employ the Employee, as Executive Vice President -- Structured Finance during the Term of Employment on the terms and subject to the conditions contained in this Agreement, and the Employee hereby agrees to accept such employment on the terms and subject to the conditions contained in this Agreement.

                  2.2 Duties of Employee.

                      (a) During the Term of Employment, the Employee shall:

                          (i) report directly to the Chief Executive Officer
until such time as the Company has hired a Chief Operating Officer, whereupon Employee shall report to the Chief Operating Officer of the Company (the Chief Executive Officer, prior to the hiring of the Chief Operating Officer, and the Chief Operating Officer are sometimes hereinafter referred to as the "Reporting Officer");

                          (ii) diligently perform all duties and
responsibilities as may be assigned to him by the Company's Board of Directors and by the Reporting Officer; and

                          (iii) exercise such power and authority as may from
time to time be delegated to him by the Company's Board of Directors and by the Reporting Officer.

                      (b) The Employee shall devote his full business time and attention to the business and affairs of the Company as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. The Employee shall be permitted, to the extent that such activities do not interfere with or detract from the Employee's performance of his duties and responsibilities hereunder, to (i) manage the Employee's personal, financial and legal affairs, and (ii) serve on corporate, civic or charitable boards or committees unless the Company's Board of Directors or Chief Executive Officer reasonably determines that such service in any instance would be inimical to or otherwise not in the best interests of the Company.

                      (c) The Employee shall not be required to perform any duties or responsibilities which would be reasonably likely to result in non-compliance or violation of any applicable law or regulation. The Company shall be entitled to rely upon the advice of its in-house and/or outside counsel in concluding that any such non-compliance or violation is not reasonably likely to result, and the Employee shall be bound by the Company's conclusion if so advised.

                      (d) In furtherance of the performance of his duties hereunder, but not in limitation of the Employee's responsibility to perform such duties, the Employee shall be provided with reasonable administrative and technical support consistent with his position and with the Company's ordinary practices for the assignment of personnel.

         3. TERM. Subject to the provisions of Section 5 of this Agreement, the Company shall employ the Employee for a term of two years (the "Term of Employment") commencing on the Effective Date and expiring on January 24, 2000.

         4. COMPENSATION.

            4.1 Salary. The Employee shall receive an initial annual salary of $250,000.00 during the Term of Employment, and such salary shall be payable in installments consistent with the Company's normal payroll schedule commencing on either the first or fifteenth day of the month, as the case may be. The Employee's performance and then-existing annual salary will be reviewed by the Compensation Committee of the Company's Board of Directors on the first and on each successive anniversary of the Effective Date during the Term of Employment, at which time the Employee's annual salary may be adjusted (but in no event to an amount less than $250,000 per year).

            4.2 Benefits and Perquisites.

                (a) During the Term of Employment, the Employee shall be entitled to participate in all plans, programs and arrangements adopted for the general benefit of the Company's employees and officers, such as stock option plans, 401(k) plans, pension plans, profit sharing plans, medical plans, group or other insurance plans and benefits and other perquisites generally available to employees and officers, to the extent that the Employee is and remains eligible to participate therein and subject to the eligibility provisions of such plans, programs and arrangements in effect from time to time. The Company also expects to develop annual bonus or other incentive arrangements for executive officers of the Company, and the Employee shall participate in such arrangements on a basis substantially similar to that of the Company's other executive officers.

                (b) For each calendar year during the Term of Employment, the Employee shall be entitled to not less than four weeks of paid vacation, prorated for any period of employment of less than an entire year.

                (c) To the extent that, and for a duration not to exceed the period in which, the Company does not provide welfare benefit plans of a general type similar to those maintained by the Employee's immediately prior employer in which the Employee is entitled to participate on a post-termination basis under COBRA, the Company shall reimburse the Employee for the Employee's COBRA contribution payment costs in connection with the Employee's post-termination participation in such prior employer's welfare benefit plans.

            4.3 Withholding. Notwithstanding any provision in this Agreement to the contrary, all payments required to be made by the Company hereunder to the Employee in connection with the Employee's employment hereunder shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it is required to withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

             4.4 Reimbursement of Expenses. The Company agrees to reimburse the Employee for all reasonable business expenses incurred by the Employee in the discharge of his duties hereunder (including, without limitation, reasonable travel and entertainment expenses), subject to the Company's reimbursement policies in effect from time to time. The Employee agrees to maintain records of his business expenses in such form and detail as the Company may reasonably request and to make such records available to the Company as and when requested.

             4.5 Moving and Transition Expenses. The Company shall promptly reimburse the Employee for the actual cost of all reasonable moving and relocation expenses (as agreed upon between the Company and the Employee) reasonably incurred by the Employee in relocating from the New York, New York metropolitan area to the Miami, Florida metropolitan area. The Employee shall complete such relocation as soon as is reasonably practicable, in Employee's reasonable judgment, for the Employee and his family. During the Term of Employment but prior to such relocation, the Company will reimburse the Employee for the actual cost of transition expenses, which shall consist of the reasonable expenses of commuting for business purposes from the Employee's home in the New York, New York metropolitan area to the Company's principal place of business in the Miami, Florida metropolitan area.

         5. TERMINATION.

             5.1 Termination for Cause.

                 (a) Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by the Company for "Cause" at any time during the Term of Employment. For purposes of this Agreement, "Cause" for the termination of the Employee's employment hereunder shall be deemed to exist if in the reasonable judgment of the Company's Board of Directors: (i) the Employee is convicted of fraud, theft or embezzlement against the Company; (ii) the Employee is convicted of a felony or a crime involving moral turpitude;
(iii) the Employee breaches any of the terms of this Agreement, which breach results in material harm to the business and/or operations of the Company and its subsidiaries taken as a whole; or (iv) the Employee engages in gross or willful misconduct that causes material harm to the business and/or operations of the Company and its subsidiaries taken as a whole.

                 (b) If the Company intends to terminate the Employee for Cause as defined herein, then the Company shall notify the Employee in writing executed by or on behalf of the Company's Chief Executive Officer. Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision so to terminate the Employee's employment for Cause. The Employee shall be given the opportunity within the 30 calendar days after delivery of the notice (i) to meet with the Company's Board of Directors to defend such act or acts, or failure to act, and (ii) if the Board determines by majority vote that such act or failure to act can be corrected, to correct such act or failure to act. Upon failure of the Employee, within such 30-day period, to correct such act or failure to act, if permitted, or upon failure of the Board within such

30-day period to cancel the notice of termination for Cause, the termination of the Employee's employment by the Company for Cause under this Section 5.1 shall be immediately effective.

                 (c) Upon any termination pursuant to this Section 5.1, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and (except as specifically set forth in this Agreement) the Company shall have no further liability or other obligation of any kind whatsoever to the Employee in his capacity as such.

            5.2 Termination by the Company Without Cause. The Company may, in its sole and absolute discretion, terminate the employment of the Employee hereunder, at any time prior to the expiration of the Term of Employment, without "Cause" (as such term is defined in Section 5.1 above), or otherwise without any cause, reason or justification, provided that the Company provides to the Employee at least 60 days' prior written notice (the "Termination Notice") of such termination. In the event of any such termination by the Company, (a) the Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice (or, if no date is so specified, on the date which is 60 days following the date of such notice), and
(b) the Employee shall be entitled to receive and be paid solely the Employee's salary then in effect for the greater of (x) the 12-month period following the Employee's termination or (y) the remaining Term of Employment, payable over tsuch period at the Company's regular and customary intervals for the payment of salaries as then in effect and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and (except as specifically set forth in this Agreement) the Company shall have no further liability or other obligation of any kind whatsoever to the Employee in his capacity as such. In addition, the Company shall reimburse the Employee for the actual cost of moving expenses reasonably incurred by the Employee in relocating back to the New York, New York metropolitan area, including, without limitation, all reasonable costs and expenses attributable to house-hunting trips by the Employee and/or his spouse, provided, that relocation expenses reimbursed pursuant to this Section 5.2 shall not exceed $20,000 in the aggregate.

            5.3 Death of the Employee. If the Employee shall die during the Term of Employment, then the Employee's employment with the Company shall immediately cease and terminate and the Employee's estate, heirs (at law), devisees, legatees or other proper and legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants, shall be entitled to receive and be paid solely the Employee's salary through the date of death and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and (except as specifically set forth in this Agreement) the Company shall have no further liability or other obligation of any kind whatsoever to the Employee in his capacity as such.

            5.4 Disability of the Employee. If the Employee becomes incapacitated during the Term of Employment by reason of sickness, accident or other mental or physical disability such that he is substantially unable to perform the essential functions of his duties and responsibilities hereunder, with or without reasonable accommodation, for a period of 120 consecutive days, or for shorter or intermittent periods aggregating 120 days during any 12-month period (a "Disability"), the Company thereafter shall have the right, in its sole and absolute discretion, to terminate the Employee's employment under this Agreement by sending written notice of such termination to the Employee or its legal guardian or other proper legal representative and thereupon his employment hereunder shall immediately cease and terminate. In the event of any such termination, the Employee shall be entitled to receive and be paid solely the Employee's salary then in effect through the effective date of termination and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and (except as specifically set forth in this Agreement) the Company shall have no further liability or other obligation of any kind whatsoever to the Employee in his capacity as such.

            5.5 Termination by the Employee.

                (a) The Employee may terminate the Employee's employment with the Company hereunder at any time and for any reason. Employee must provide to the Company written notice of such termination not less than 60 days prior to the date such termination is to be effective. Upon any termination pursuant to this Section 5.5, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and (except as specifically set forth in this Agreement) the Company shall have no further liability or other obligation of any kind whatsoever to the Employee in his capacity as such.

                (b) In addition to the rights to terminate set forth in Section 5.5(a), the Employee may terminate his employment hereunder for Good Reason, as defined in this Section 5.5(b). For purposes of this Agreement, "Good Reason" means (i) the assignment to the Employee of duties or responsibilities materially inconsistent with and inferior to his title and position, (ii) any material decrease in the aggregate compensation of the Employee, or any failure to pay such compensation when due (other than a failure to pay resulting from mere technical error or mistake), or (iii) any demand by the Company that the Employee relocate to a principal office other than the Company's principal executive offices unless consented to by the Employee. In the event of a resignation for Good Reason, Company shall reimburse the Employee for the actual cost of moving expenses reasonably incurred by the Employee in relocating back to the New York, New York metropolitan area, including, without limitation, all reasonable costs and expenses attributable to house-hunting trips by the Employee and/or his spouse, provided, that relocation expenses reimbursed pursuant to this Section 5.5(b) shall not exceed $20,000 in the aggregate. In all respects and for all purposes of this Agreement, a termination by the Employee of his employment hereunder for Good Reason shall have the same effect as, and shall entitle the Employee to the same rights and benefits as, a termination of the Employee's employment by the Company without Cause under this Agreement.

         6. AGREEMENT NOT TO COMPETE.

            6.1 As used in this Agreement, "Competing Business" shall mean any business or enterprise which is engaged in (a) the equipment leasing business, or (b) any business, business segment or product line engaged in by the Company on the date of termination of the Employee's employment with the Company (clauses (a) and (b) collectively referred to herein as the "Company's Business").

            6.2 The Employee agrees that, during the Term of Employment and for two years following the termination of his employment by the Company for Cause or his resignation without Good Reason, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service of or on behalf of others as a shareholder, director, officer, trustee, consultant, independent contractor or employee, engage in, or be employed by, or provide services to, any Competing Business within the State of Florida or in any other state in which the Company or any subsidiary or affiliate thereof is engaged in business or in which of any of their respective products or services are marketed or sold at the time of such termination. Notwithstanding the foregoing:

                (a) employment with an investment banking or financial advisory firm or boutique (or the investment banking or financial advisory division of a commercial bank) in a position analogous to, or providing services analogous to, the position in which the Employee was employed with, or those services provided by the Employee at, Morgan Stanley & Co. Incorporated prior to the commencement of the Term of Employment shall not violate the covenant contained in this
Section 6.2, so long as the Employee does not advise or provide other services in respect of the consolidation of leasing companies; and

                (b) so long as the Employee has not violated any covenant contained in Article 7, 8 or 9 hereof, the duration of the covenant contained in this Section 6.2 shall be nine months; provided, however, that in the event of any violation of any covenant contained in Article 7, 8 or 9 hereof prior to the expiration of such covenants in accordance with their terms, the nine-month duration provided for in this Section 6.2(b) shall be null and void and of no further force and effect, and the two year duration shall again apply; and

                (c) the foregoing covenants shall not be deemed to prohibit the Employee from acquiring as an investment not more than five percent of the capital stock of a Competing Business whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

         7. AGREEMENT NOT TO SOLICIT OR SELL TO CUSTOMERS. The Employee agrees that, during the Term of Employment and for two years following the termination of his employment by the Company for Cause or his resignation without Good Reason, he will not, without the prior written consent of the Company, either directly or indirectly, call on, solicit, take away, accept as a client, customer or prospective client, customer or attempt to call on, solicit, take away or accept as a client, customer or prospective client or customer, any person that was a client, customer or prospective client or customer of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, employment and activities of the type permitted by clause (a) of Section 6.2 shall not violate the covenant contained in this Section 7, so long as the Employee does not advise or provide other services in direct support of the consolidation of leasing companies.

         8. AGREEMENT NOT TO SOLICIT OR HIRE EMPLOYEES. The Employee agrees that during the Term of Employment and for two years following the termination of his employment with Cause or his resignation without Good Reason, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire, attempt to solicit, divert or hire or induce or attempt to induce to discontinue employment with the Company or any subsidiary or affiliate thereof, any person employed by the Company or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Company or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

         9. OWNERSHIP AND NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
INFORMATION.

            9.1 As used in this Agreement, "Confidential Information" shall mean all customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Employee, or obtained, assembled or compiled by the Employee or under his supervision during the course of his employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent that the Employee can show that the same (a) is or becomes publicly known through no fault or breach of this Agreement by the Employee, or (b) was known by the Employee without restriction of confidentiality prior to the commencement of the Term of Employment.

            9.2 The Employee acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon termination of the Employee's employment with the Company for any reason whatsoever, as a prior condition to the Employee's receipt of any final salary or benefit payments hereunder, the Employee shall deliver to the Company all property belonging to the Company or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession, but any forfeiture of such salary or benefit shall not be considered a satisfaction or a release of or liquidated damages for any claim(s) for damages against the Employee which may accrue to the Company, as a result of any breach of this Section 9 by the Employee.

             9.3 The Employee agrees that he will not, either during the Term of Employment or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information
(a) other than in the proper performance of the Employee's duties hereunder, or
(b) unless required to do so by order of a court of law or at equity, by order of a governmental authority or agency or pursuant to a subpoena, after reasonable notice to the Company and an opportunity for the Company to contest, in each case to the fullest extent practicable.

         10. INVENTIONS. The Employee hereby assigns and agrees to assign to the Company or its nominee all his interests in (a) all works of authorship reduced to a tangible medium of expression and (b) all patentable inventions, improvements, and valuable discoveries that, in either case, are conceived or made by the Employee, solely or jointly with another, during the Term of Employment and that are directly related to the business or activities of the Company and that the Employee conceives in the course of his employment by the Company, regardless of whether or not such works of authorship, inventions or improvements qualify as "works for hire." Whenever requested to do so by the Company, the Employee shall execute at the expense of the Company any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         11. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 6, 7, 8, 9 or 10 shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

         12. ENFORCEABILITY. Any provision of Sections 6, 7, 8, 9 or 10 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         14. NO ASSIGNMENT. The Employee shall not assign or delegate his employment obligations pursuant to this Agreement to any other person.

         15. EMPLOYER'S AUTHORITY. The relationship between the parties hereto is that of employer and employee. The Employee agrees to observe and comply with the rules and regulations of the Company, as adopted by the Company from time to time with respect to the performance of the duties of the Employee.

         16. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida, excluding the choice of law rules thereof. The Company and the Employee each hereby irrevocably submit to the jurisdiction of the state or federal courts located in Dade County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Employee.

         18. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or three days after sent by registered or certified United States mail, return receipt requested, postage prepaid, or the next business day following dispatch by a reputable overnight courier service, addressed as follows:

                  (a)      If to the Employee:

                           Steven E. Hirsch
                           554 Alda Road
                           Mamaroneck, NY  10543

                  (b)      If to the Company:

                           U.S. Leasing, Inc.
                           1111 Kane Concourse, Suite 301
                           Bay Harbor Island, FL 33154
                           Attention:  Robert J. New

                           with a copy given in the manner prescribed above to:

                           Morgan, Lewis & Bockius LLP
                           One Oxford Centre, Thirty-Second Floor
                           Pittsburgh, PA  15219
                           Attention:  David A. Gerson

or to such other addresses as either party hereto may from time to time give notice of to the other party hereto in the aforesaid manner.

         19. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns.

         20. SEVERABILITY. Except as otherwise provided in Sections 11 and 12, the invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement or any part thereof shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         21. DAMAGES. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable court costs and attorneys' fees of the other party.

         22. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the. meaning or interpretation of this Agreement.

         23. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representative, legal representative, successors and assigns, any rights or remedies under or by reason of this Agreement.

         24. AMENDMENT; MODIFICATION; WAIVER. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Company and the Employee. No delay or failure at any time on the part of the Company or the Employee in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company or the Employee thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

         25. SURVIVAL. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Term of Employment for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      U.S. LEASING, INC., a Delaware corporation


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      EMPLOYEE:


                                      ------------------------------------------
                                      Steven E. Hirsch